Centennial Communications Announces Fiscal Fourth-Quarter and Full-Year Results; Consolidated Annual Revenue Exceeds $1 Billion

Fiscal Fourth-Quarter Income From Continuing Operations of $0.12 per Diluted Share, Compared to Income of $0.05 per Diluted Share From Continuing Operations in the Prior-Year Quarter

Fiscal Fourth-Quarter Consolidated Adjusted Operating Income From Continuing Operations of $109.0 Million, up 11 Percent Year-Over-Year From $98.1 Million

Fiscal Fourth-Quarter Consolidated Revenue From Continuing Operations of $258.7 Million, up 9 Percent Year-Over-Year From $237.2 Million

WALL, NJ -- 07/30/2008 -- Centennial Communications Corp. (NASDAQ: CYCL) ("Centennial") today reported income from continuing operations of $13.6 million, or $0.12 per diluted share, for the fiscal fourth quarter of 2008 as compared to income from continuing operations of $5.9 million, or $0.05 per diluted share, in the fiscal fourth quarter of 2007. Consolidated adjusted operating income (AOI)(1) from continuing operations for the fiscal fourth quarter was $109.0 million, as compared to $98.1 million for the adjusted prior-year quarter. For comparison, the Company's fiscal 2007 financial results have been adjusted to reflect the Universal Service Fund (USF) charge (2) in the period to which it relates.

"In the U.S., we move into fiscal 2009 with a high-quality customer base that supports strong retail cash flow growth," said Michael J. Small, Centennial's chief executive officer. "We'll continue to invest in our network, retail distribution presence and front-line Associates to showcase our strengths."

Small continued, "In Puerto Rico, we've introduced new unlimited rate plans to give our customers a full menu of choices, and we'll make targeted investments in fiscal 2009 to fortify a good competitive position by emphasizing our premium brand with customers who are heavy users of wireless service. We're also leveraging our strong collection of assets in the residential and enterprise markets to capitalize on emerging bandwidth growth in a way that very few players can."

Centennial reported fiscal fourth-quarter consolidated revenue from continuing operations of $258.7 million, which included $142.5 million from U.S. wireless and $116.2 million from Puerto Rico operations. Consolidated revenue from continuing operations grew 9 percent versus the adjusted fiscal fourth quarter of 2007. The Company ended the quarter with 1,092,600 total wireless subscribers, which compares to 1,049,600 for the year-ago quarter and 1,086,300 for the previous quarter ended February 29, 2008. The Company reported 582,200 total access lines and equivalents at the end of the fiscal fourth quarter, which compares to 502,100 for the year-ago quarter.

FULL-YEAR FISCAL 2008 RESULTS

For the full year, the Company reported income from continuing operations of $28.0 million, or $0.25 per diluted share, as compared to income from continuing operations of $7.0 million, or $0.06 per diluted share, for fiscal year 2007. Centennial reported full-year 2008 consolidated revenue from continuing operations of $1.0 billion, which included $550.7 million from U.S. wireless and $450.7 million from Puerto Rico operations. The Company's fiscal 2008 consolidated AOI from continuing operations was $404.1 million, an increase of 11 percent versus the adjusted 2007 fiscal year. The Company ended fiscal 2008 with net debt of $1.9 billion, a decrease of $46.3 million from the end of fiscal 2007.

FOURTH-QUARTER SEGMENT HIGHLIGHTS

U.S. Wireless Operations

--  Revenue was $142.5 million, a 9 percent increase from last year's fourth quarter.  Retail revenue (total revenue excluding roaming revenue)
    increased 12 percent from the year-ago period primarily driven by strong data, access and feature revenue.  Roaming revenue decreased 9 percent from the year-ago quarter primarily due to a 14 percent decline in the rate per minute for roaming traffic.

--  Average revenue per user (ARPU) was $72 during the fiscal fourth quarter, a 6 percent year-over-year increase.  ARPU included approximately
    $6.26 of data revenue per user, which grew 78 percent from the year-ago period.

--  AOI was $57.8 million, a 7 percent year-over-year increase, representing an AOI margin of 41 percent.  AOI benefited from strong growth in retail revenue, partially offset by a decline in roaming revenue.

--  U.S. wireless ended the quarter with 665,300 total subscribers, which compares to 643,100 for the prior-year quarter and to 662,700 for the previous quarter ended February 29, 2008.  Postpaid subscribers increased
    5,400 from the fiscal third quarter of 2008, supported by postpaid churn of
    1.8 percent.

--  Capital expenditures were $27.0 million for the fiscal fourth quarter.

Puerto Rico Wireless Operations

--  Revenue was $83.4 million, an increase of 7 percent from the adjusted prior-year fourth quarter, primarily driven by a 5 percent increase in total subscribers.

--  ARPU was $65, which was unchanged when compared to the adjusted year-
    ago period.  ARPU included approximately $7.20 of data revenue per user, which increased 22 percent from the year-ago period.

--  AOI totaled $31.2 million, an adjusted 20 percent year-over-year increase, representing an AOI margin of 37 percent.  AOI was favorably impacted by consistent subscriber growth during the last twelve months.

--  Puerto Rico wireless ended the quarter with 427,300 total subscribers, which compares to 406,500 for the prior-year quarter and to 423,600 for the previous quarter ended February 29, 2008.  Postpaid subscribers increased
    2,700 from the fiscal third quarter of 2008, aided by stable postpaid churn of 2.4 percent.

--  Capital expenditures were $12.3 million for the fiscal fourth quarter.

Puerto Rico Broadband Operations

--  Revenue was $35.9 million, an adjusted 14 percent year-over-year increase.  Revenue increased primarily due to strong access line and data growth from cable television operators in Puerto Rico.

--  AOI was $20.0 million, an 11 percent increase from the adjusted year-
    ago period, representing an AOI margin of 56 percent.  AOI increased due to robust access line growth, partially offset by increased expense related to the deployment of network capacity.

--  Switched access lines totaled approximately 95,200 at the end of the fiscal fourth quarter, an increase of 18,900 lines, or 25 percent from the prior-year quarter.  Dedicated access line equivalents were 487,000 at the end of the fiscal fourth quarter, a 14 percent year-over-year increase.

--  Capital expenditures were $18.6 million for the fiscal fourth quarter.

FISCAL 2009 OUTLOOK

--  As of June 1, 2008, the Company discontinued its loaned phones program in its Puerto Rico wireless operations due to a variety of competitive factors.  Under the program, in which Centennial retained title to the customer handsets, phones were appropriately capitalized and depreciated over 18 months and accordingly not deducted in calculating AOI.  With the discontinuation of the loaned phones program, phones will be exclusively sold to customers and charged to the cost of equipment sold and deducted in calculating AOI.  In fiscal 2008, approximately $18.4 million in phone expenditures were capitalized, while no phone expenditures will be capitalized in fiscal 2009.  The Company's fiscal 2009 outlook was prepared in consideration of the discontinuation of the program and relevant comparisons to historical results have been adjusted to enable comparability (3).

--  The Company expects consolidated AOI from continuing operations between $395 million and $415 million for fiscal 2009, excluding approximately $12 million of projected stock-based compensation expense based on stock options outstanding as of May 31, 2008.  Consolidated AOI from continuing operations for fiscal year 2008 would have been $385.7 million if adjusted for the discontinuation of the loaned phones program in the Company's Puerto Rico wireless operations.  The Company has not included a reconciliation of projected AOI because projections for some components of this reconciliation are not possible to forecast at this time.

--  The Company expects U.S. wireless roaming revenue to decline between
    $10 million and $15 million during fiscal 2009.  U.S. wireless roaming revenue for fiscal 2008 was $58.3 million.

--  The Company expects capital expenditures will be approximately $130 million for fiscal 2009 including roughly $15 million to partially upgrade its U.S. wireless network to next-generation (3G) technology.  Capital expenditures including spectrum acquisition costs for fiscal 2008 would have been $118.7 million if adjusted for the discontinuation of the loaned phones program in the Company's Puerto Rico wireless operations.

                 FY2008 Results    FY2008 Adjusted Results   FY2009 Outlook

    Consolidated $404.1 million $385.7 million (adjusted for $395 million -
        Adjusted                $18.4 million of capitalized $415 million
Operating Income                           phones)
           (AOI)

   U.S. Wireless  $58.3 million             N/A               $10 million -
 Roaming Revenue                                              $15 million
                                                                 decline

    Consolidated $137.1 million $118.7 million (adjusted for $130 million
         Capital   including    $18.4 million of capitalized   including
    Expenditures   spectrum               phones)             partial next-
         (Capex) acquisition                                generation (3G)
                    costs                                   network upgrade
                                                           in U.S. wireless

DEFINITIONS AND RECONCILIATION

(1) Adjusted operating income is defined as net income (loss) before loss from discontinued operations, income from equity investments, minority interest in income of subsidiaries, income tax (expense) benefit, loss on extinguishment of debt, gain on sale of equity investments, interest expense, net, loss on disposition of assets, litigation settlement expense, transaction evaluation costs, stock-based compensation expense and depreciation and amortization. Please refer to the schedule below for a reconciliation of adjusted operating income to consolidated net income (loss) and the Investor Relations website at www.ir.centennialwireless.com for a discussion and reconciliation of this and other non-GAAP financial measures.

Reconciliation of adjusted operating income to consolidated net income (loss):

                                 Three Months Ended   Twelve Months Ended
                                       May 31,               May 31,
                                --------------------  --------------------
                                   2008       2007       2008       2007
                                ---------  ---------  ---------  ---------
Adjusted operating income       $ 108,996  $  89,093  $ 404,124  $ 354,080
Depreciation and amortization     (36,846)   (32,852)  (139,719)  (130,389)
Stock-based compensation
 expense                           (3,463)    (1,768)   (12,011)    (8,437)
Transaction evaluation costs       (2,004)        --     (2,004)      (285)
Litigation settlement expense          --         --     (2,950)         -
Loss on disposition of assets      (1,319)    (1,316)    (3,050)    (1,344)
                                ---------  ---------  ---------  ---------
Operating income                   65,364     53,157    244,390    213,625
Interest expense, net             (46,615)   (48,930)  (190,209)  (201,646)
Gain on sale of equity
 investments                           --         --         --      4,730
Loss on extinguishment of debt         --       (763)      (307)      (990)
Income tax (expense) benefit       (4,923)     3,263    (25,193)    (8,022)
Minority interest in income of
 subsidiaries                        (212)      (837)      (704)    (1,542)
Income from equity investments         --         --         --        804
                                ---------  ---------  ---------  ---------
Income from continuing
 operations                        13,614      5,890     27,977      6,959
Loss from discontinued
 operations                          (667)      (650)    (2,924)   (38,578)
                                ---------  ---------  ---------  ---------
Net income (loss)               $  12,947  $   5,240  $  25,053  $ (31,619)
                                =========  =========  =========  =========

(2) Please refer to the Company's Form 10-K for the year ending May 31, 2007 and the fiscal fourth-quarter 2007 earnings press release for information regarding prior-period USF charges.

(3) Please refer to the Company's Form 10-K for the year ending May 31, 2008 and the attached appendix for information regarding the discontinuation of the loaned phones program.

CONFERENCE CALL INFORMATION

As previously announced, the Company will host a conference call to discuss results at 8:30 a.m. ET on Wednesday, July 30, 2008. Callers should dial (800) 829-0786 to access the call. The conference call will also be simultaneously webcast on Centennial's Investor Relations website at www.ir.centennialwireless.com. A replay of the conference call will also be available beginning Wednesday, July 30 through Wednesday, August 13 on Centennial's Investor Relations website. Callers can also dial (888) 203-1112, Access Code 2815488 to access an audio replay of the conference call.

ABOUT CENTENNIAL

Centennial Communications (NASDAQ: CYCL), based in Wall, NJ, is a leading provider of regional wireless and integrated communications services in the United States and Puerto Rico with approximately 1.1 million wireless subscribers and 582,200 access lines and equivalents. The U.S. business owns and operates wireless networks in the Midwest and Southeast covering parts of six states. Centennial's Puerto Rico business owns and operates wireless networks in Puerto Rico and the U.S. Virgin Islands and provides facilities-based integrated voice, data and Internet solutions. Welsh, Carson, Anderson & Stowe is a significant shareholder of Centennial. For more information regarding Centennial, please visit our websites http://www.centennialwireless.com/ and http://www.centennialpr.com/.

SAFE HARBOR PROVISION

Cautionary statement for purposes of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995: Information in this release that involves Centennial's expectations, beliefs, hopes, plans, projections, estimates, intentions or strategies regarding the future are forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Company's actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include, but are not limited to: the effects of vigorous competition in our markets, which may make it difficult for us to attract and retain customers and to grow our customer base and revenue and which may increase churn, which could reduce our revenue and increase our costs; the fact that many of our competitors are larger than we are, have greater financial resources than we do, are less leveraged than we are, have more extensive coverage areas than we do, and may offer less expensive and more technologically advanced products and services than we do; our ability to gain access to the latest technology handsets in a timeframe and at a cost similar to our competitors; our ability to acquire, and the cost of acquiring, additional spectrum in our markets to support growth and deployment of advanced technologies, including 3G and 4G services; our ability to successfully deploy and deliver wireless data services to our customers, including next generation 3G and 4G technology; the effect of changes in the level of support provided to us by the Universal Service Fund; our ability to grow our subscriber base at a reasonable cost to acquire; our dependence on roaming agreements for a significant portion of our wireless revenue and the expected decline in roaming revenue over the long term; our ability to successfully integrate any acquired markets or businesses; the effects of higher than anticipated handset subsidy costs; our dependence on roaming agreements for our ability to offer our wireless customers competitively priced regional and nationwide rate plans that include areas for which we do not own wireless licenses; the effects of adding new subscribers with lower credit ratings; our substantial debt obligations, including restrictive covenants, which place limitations on how we conduct business; market prices for the products and services we offer may decline in the future; changes and developments in technology, including our ability to upgrade our networks to remain competitive and our ability to anticipate and react to frequent and significant technological changes which may render certain technologies used by us obsolete; the effects of a decline in the market for our CDMA based technology; the effects of consolidation in the telecommunications industry; general economic, business, political and social conditions in the areas in which we operate, including the effects of downturns in the economy, world events, terrorism, hurricanes, tornadoes, wind storms and other natural disasters; our ability to generate cash and the availability and cost of additional capital to fund our operations and our significant planned capital expenditures; our need to refinance or amend existing indebtedness prior to its stated maturity; the effects of governmental regulation of the telecommunications industry; our ability to attract and retain qualified personnel; the effects of network disruptions and system failures; our ability to manage, implement and monitor billing and operational support systems; the results of litigation filed or which may be filed against us or our vendors, including litigation relating to wireless billing, using wireless telephones while operating an automobile and litigation relating to infringement of patents; the effects of scientific reports that may demonstrate possible health effects of radio frequency transmission from use of wireless telephones; and the influence on us by our significant stockholder and anti-takeover provisions and other risks referenced from time to time in the Company's filings with the Securities and Exchange Commission. All forward-looking statements included in this release are based upon information available to Centennial as of the date of the release, and we assume no obligation to update or revise any such forward-looking statements.

                        CENTENNIAL COMMUNICATIONS CORP.
                    FINANCIAL DATA AND OPERATING STATISTICS
                                May 31, 2008
                     ($000's, except per subscriber data)

                           Three Months Ended        Twelve Months Ended
                        ------------------------  ------------------------
                           May-08       May-07       May-08       May-07
                        -----------  -----------  -----------  -----------
CONSOLIDATED
------------
Total Wireless
 Subscribers              1,092,600    1,049,600    1,092,600    1,049,600
Net Gain - Total
 Subscribers                  6,300       15,400       43,000       69,200
Revenue per Average
 Wireless Customer (1)  $        69  $        64  $        69  $        66
Penetration - Wireless
 (4)                            8.4%         8.3%         8.4%         8.3%
Prepaid & Postpaid
 Churn - Wireless (5)           2.3%         2.0%         2.3%         2.3%
Monthly MOU's per
 Wireless Customer            1,344        1,244        1,328        1,175

U.S. WIRELESS
-------------

Postpaid Wireless
 Subscribers                646,400      618,100      646,400      618,100
Prepaid Wireless
 Subscribers                 18,900       25,000       18,900       25,000
                        -----------  -----------  -----------  -----------
Total Wireless
 Subscribers                665,300      643,100      665,300      643,100
Total Wireless Gross
 Adds                        44,500       43,300      199,300      200,000
Net Gain - Wireless
 Subscribers                  2,600        8,300       22,200       46,200
GSM as a % of Wireless
 Subscribers                   98.7%        92.1%        98.7%        92.1%
Revenue per Average
 Wireless Customer (1)  $        72  $        68  $        70  $        67
Retail Revenue per
 Average Wireless
 Customer (2)           $        65  $        60  $        63  $        58
Data Revenue per
 Average Wireless
 Customer (3)           $      6.26  $      3.52  $      5.18  $      2.98
Retail Revenue          $   128,883  $   115,179  $   492,385  $   433,091
Roaming Revenue         $    13,588  $    14,970  $    58,299  $    65,480
Penetration - Wireless
 (4)                            7.4%         7.5%         7.4%         7.5%
Postpaid Churn -
 Wireless (5)                   1.8%         1.6%         2.0%         1.8%
Prepaid & Postpaid
 Churn - Wireless (5)           2.1%         1.8%         2.3%         2.1%
Monthly MOU's per
 Wireless Customer            1,089          986        1,062          923
Cost to Acquire (6)     $       273  $       287  $       305  $       294
Capital Expenditures    $    26,961  $    22,198  $    61,935  $    56,641

PUERTO RICO
-----------

Postpaid Wireless
 Subscribers                423,600      402,900      423,600      402,900
Prepaid Wireless
 Subscribers                  3,700        3,600        3,700        3,600
                        -----------  -----------  -----------  -----------
Total Wireless
 Subscribers                427,300      406,500      427,300      406,500
Total Wireless Gross
 Adds                        35,800       36,000      144,100      148,100
Net Gain - Wireless
 Subscribers                  3,700        7,100       20,800       23,000
Revenue per Average
 Wireless Customer (1)  $        65  $        58  $        66  $        64
Data Revenue per
 Average Wireless
 Customer (3)           $      7.20  $      5.88  $      6.70  $      4.79
Penetration - Wireless
 (4)                           10.7%        10.2%        10.7%        10.2%
Postpaid Churn -
 Wireless (5)                   2.4%         2.3%         2.4%         2.5%
Prepaid & Postpaid
 Churn - Wireless (5)           2.5%         2.4%         2.5%         2.7%
Monthly MOU's per
 Wireless Customer            1,742        1,654        1,744        1,570
Fiber Route Miles             1,347        1,309        1,347        1,309
Switched Access Lines        95,200       76,300       95,200       76,300
Dedicated Access Line
 Equivalents (7)            487,000      425,800      487,000      425,800
On-Net Buildings              2,220        1,983        2,220        1,983
Capital Expenditures -
 Wireless               $    12,320  $    11,409  $    39,342  $    36,763
Capital Expenditures -
 Broadband              $    18,631  $     6,958  $    32,230  $    21,805
                        -----------  -----------  -----------  -----------
Capital Expenditures -
 Total Puerto Rico      $    30,951  $    18,367  $    71,572  $    58,568
                        ===========  ===========  ===========  ===========

REVENUES
--------

U.S. Wireless           $   142,471  $   130,149  $   550,684  $   498,571
                        -----------  -----------  -----------  -----------
Puerto Rico - Wireless  $    83,423  $    70,496  $   328,241  $   302,138
Puerto Rico - Broadband $    35,948  $    30,363  $   134,877  $   122,841
Puerto Rico -
 Intercompany           $    (3,158) $    (2,827) $   (12,427) $   (11,654)
                        -----------  -----------  -----------  -----------
Total Puerto Rico       $   116,213  $    98,032  $   450,691  $   413,325
                        -----------  -----------  -----------  -----------
Consolidated            $   258,684  $   228,181  $ 1,001,375  $   911,896
                        ===========  ===========  ===========  ===========

ADJUSTED OPERATING INCOME (8)
-----------------------------

U.S. Wireless           $    57,760  $    54,205  $   212,768  $   184,658
                        -----------  -----------  -----------  -----------
Puerto Rico - Wireless  $    31,219  $    18,197  $   118,065  $   101,659
Puerto Rico - Broadband $    20,017  $    16,691  $    73,291  $    67,763
                        -----------  -----------  -----------  -----------
Total Puerto Rico       $    51,236  $    34,888  $   191,356  $   169,422
                        -----------  -----------  -----------  -----------
Consolidated            $   108,996  $    89,093  $   404,124  $   354,080
                        ===========  ===========  ===========  ===========

NET DEBT
--------

Total Debt Less Cash
 and Cash Equivalents   $ 1,905,500  $ 1,951,800  $ 1,905,500  $ 1,951,800

(1)  Revenue per Average Wireless Customer is determined for each period by dividing total monthly revenue per wireless subscriber including roaming revenue by the average customers for such period.
(2)  Retail Revenue per Average Wireless Customer is determined for each period by dividing retail revenue (total revenue excluding roaming revenue) by the average customers for such period.
(3)  Data Revenue per Average Wireless Customer is determined for each period by dividing data revenue by the average customers for such period.
(4)  The penetration rate equals the percentage of total population in our service areas who are subscribers to our wireless service as of period-end. May 2008 for U.S. Wireless includes an additional 400,000 population equivalents for spectrum purchased in Ohio.
(5)  Churn is calculated by dividing the aggregate number of subscribers who cancel service during each month in a period by the total number of subscribers as of the beginning of the month. Churn is stated as the average monthly churn rate for the period.
(6)  Cost to Acquire a new customer is calculated by dividing the sum of the cost of phones and marketing expenses less the related equipment sales by the gross activations for the period. Cost to acquire excludes costs relating to phones used for customer retention.
(7)  May 2007 includes 82,700 dedicated access line equivalents related to repeatedly renewed short term contracts that had previously been excluded due to their term.
(8)  Adjusted operating income is defined as net income (loss) before loss from discontinued operations, income from equity investments, minority interest in income of subsidiaries, income tax (expense) benefit, loss on extinguishment of debt, gain on sale of equity investments, interest expense, net, loss on disposition of assets, litigation settlement expense, transaction evaluation costs, stock-based compensation expense and depreciation and amortization.

             CENTENNIAL COMMUNICATIONS CORP. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF OPERATIONS
              (Amounts in thousands, except per share data)

                                 Three Months Ended   Twelve Months Ended
                                --------------------  --------------------
                                  May 31,    May 31,    May 31,    May 31,
                                   2008       2007       2008       2007
                                ---------  ---------  ---------  ---------

REVENUE:
   Service revenue              $ 243,581  $ 214,238  $ 942,038  $ 856,451
   Equipment sales                 15,103     13,943     59,337     55,445
                                ---------  ---------  ---------  ---------
                                  258,684    228,181  1,001,375    911,896
                                ---------  ---------  ---------  ---------

COSTS AND EXPENSES:
   Cost of services                46,206     43,267    182,181    172,396
   Cost of equipment sold          34,074     29,010    129,905    124,957
   Sales and marketing             24,025     23,538    101,842     94,974
   General and administrative      50,850     45,041    200,288    174,211
   Depreciation and
    amortization                   36,846     32,852    139,719    130,389
   Loss on disposition of assets    1,319      1,316      3,050      1,344
                                ---------  ---------  ---------  ---------
                                  193,320    175,024    756,985    698,271
                                ---------  ---------  ---------  ---------

OPERATING INCOME                   65,364     53,157    244,390    213,625
                                ---------  ---------  ---------  ---------

INTEREST EXPENSE, NET             (46,615)   (48,930)  (190,209)  (201,646)
LOSS ON EXTINGUISHMENT OF DEBT          -       (763)      (307)      (990)
GAIN ON SALE OF EQUITY INVESTMENT       -          -          -      4,730
                                ---------  ---------  ---------  ---------

INCOME FROM CONTINUING
 OPERATIONS BEFORE INCOME TAX
 (EXPENSE) BENEFIT, MINORITY
 INTEREST IN INCOME OF
 SUBSIDIARIES AND INCOME FROM
 EQUITY INVESTMENTS                18,749      3,464     53,874     15,719

INCOME TAX (EXPENSE) BENEFIT       (4,923)     3,263    (25,193)    (8,022)
                                ---------  ---------  ---------  ---------

INCOME FROM CONTINUING
 OPERATIONS BEFORE MINORITY
 INTEREST IN INCOME OF
 SUBSIDIARIES AND INCOME FROM
 EQUITY INVESTMENTS                13,826      6,727     28,681      7,697

MINORITY INTEREST IN INCOME OF
 SUBSIDIARIES                        (212)      (837)      (704)    (1,542)
INCOME FROM EQUITY INVESTMENTS          -          -          -        804
                                ---------  ---------  ---------  ---------

INCOME FROM CONTINUING
 OPERATIONS                        13,614      5,890     27,977      6,959

Discontinued operations:
 Income                                 -      1,120          -        461
 Loss on disposition                 (667)      (871)    (2,924)   (33,132)
 Income tax expense                     -       (899)         -     (5,907)
                                ---------  ---------  ---------  ---------
Net loss from discontinued
 operations                          (667)      (650)    (2,924)   (38,578)
                                =========  =========  =========  =========

NET INCOME (LOSS)               $  12,947  $   5,240  $  25,053  $ (31,619)
                                =========  =========  =========  =========

EARNINGS PER SHARE:
   BASIC
   EARNINGS PER SHARE FROM
    CONTINUING OPERATIONS       $    0.13  $    0.06  $    0.26  $    0.07
   LOSS PER SHARE FROM
    DISCONTINUED OPERATIONS     $   (0.02) $   (0.01) $   (0.03) $   (0.37)
                                ---------  ---------  ---------  ---------
   NET INCOME (LOSS) PER SHARE  $    0.11  $    0.05  $    0.23  $   (0.30)
                                =========  =========  =========  =========

   DILUTED
   EARNINGS PER SHARE FROM
    CONTINUING OPERATIONS       $    0.12  $    0.05  $    0.25  $    0.06
   LOSS PER SHARE FROM
    DISCONTINUED OPERATIONS     $   (0.02) $   (0.01) $   (0.03) $   (0.36)
                                ---------  ---------  ---------  ---------
   NET INCOME (LOSS) PER SHARE  $    0.10  $    0.04  $    0.22  $   (0.30)
                                =========  =========  =========  =========

WEIGHTED-AVERAGE SHARES
 OUTSTANDING DURING THE PERIOD:
   BASIC                          107,802    106,377    107,544    105,673
                                =========  =========  =========  =========
   DILUTED                        109,559    109,360    110,120    108,182
                                =========  =========  =========  =========

Centennial Communications Corp.
Reported AOI vs. Adjusted Results for PR Phone Capex
in $000's

                                                FY06
                          ------------------------------------------------
                             Q1        Q2        Q3        Q4        FY

Consolidated AOI
AOI as Adjusted for USF     88,005    85,759    81,577    89,188   344,529
Y/Y Growth Rate - as
 Adjusted for USF              n/a       n/a       n/a       n/a       n/a
PR Phone Capex
 Adjustment(1)              (5,949)   (5,900)   (5,117)   (3,159)  (20,125)
Adjusted AOI for PR Phone
 Capex                      82,056    79,859    76,460    86,029   324,404
Y/Y Growth Rate -
 Adjusted for PR Phone
 Capex                         n/a       n/a       n/a       n/a       n/a

Consolidated Capex(2)       25,282    36,100    23,949    49,089   134,420
PR Phone Capex Adjustment   (5,949)   (5,900)   (5,117)   (3,159)  (20,125)
Adjusted Consolidated
 Capex                      19,333    30,200    18,832    45,930   114,295

                                                FY07
                          ------------------------------------------------
                             Q1        Q2        Q3        Q4        FY

Consolidated AOI
AOI as Adjusted for USF     91,350    86,622    88,957    98,130   365,059
Y/Y Growth Rate - as
 Adjusted for USF              3.8%      1.0%      9.0%     10.0%      6.0%
PR Phone Capex
 Adjustment(1)              (4,800)   (4,221)   (6,025)   (4,406)  (19,452)
Adjusted AOI for PR Phone
 Capex                      86,550    82,401    82,932    93,724   345,607
Y/Y Growth Rate -
 Adjusted for PR Phone
 Capex                         5.5%      3.2%      8.5%      8.9%      6.5%

Consolidated Capex(2)       16,375    23,458    34,811    40,565   115,209
PR Phone Capex Adjustment   (4,800)   (4,221)   (6,025)   (4,406)  (19,452)
Adjusted Consolidated
 Capex                      11,575    19,237    28,786    36,159    95,757

                                                FY08
                          ------------------------------------------------
                             Q1        Q2        Q3        Q4        FY

Consolidated AOI
AOI as Adjusted for USF    100,037    95,983    99,108   108,996   404,124
Y/Y Growth Rate - as
 Adjusted for USF              9.5%     10.8%     11.4%     11.1%     10.7%
PR Phone Capex
 Adjustment(1)              (5,404)   (3,993)   (5,614)   (3,397)  (18,408)
Adjusted AOI for PR Phone
 Capex                      94,633    91,990    93,494   105,599   385,716
Y/Y Growth Rate -
 Adjusted for PR Phone
 Capex                         9.3%     11.6%     12.7%     12.7%     11.6%

Consolidated Capex(2)       19,996    25,426    30,173    57,912   133,507
PR Phone Capex Adjustment   (5,404)   (3,993)   (5,614)   (3,397)  (18,408)
Adjusted Consolidated
 Capex                      14,592    21,433    24,559    54,515   115,099

(1) PR phone capex adjustment shows historical results as if the discontinuation of the loaned phones program had been in effect in all prior periods. The Company's fiscal 2009 outlook was prepared in consideration of the discontinuation of the program as of June 1, 2008 and relevant comparisons of historical results have been adjusted to enable comparability.

(2) Excludes spectrum acquisition costs of $14.9 million in fiscal 2007 and
$3.6 million in fiscal 2008.

For investor and media inquiries please contact:
Steve E. Kunszabo
Executive Director, Investor Relations
732-556-2220